Exhibit 99.2

NetApp Q4 and Fiscal Year 2013 Earnings Results Supplemental Commentary May 21, 2013

This supplemental commentary is provided concurrently with our earnings press release to allow for additional time to review and analyze supplemental data prior to the company’s earnings call. This information will not be read during the live call.

Safe Harbor Statement
These prepared remarks contain forward-looking statements including, without limitation, all of the statements under (a) the Q1 FY14 Outlook section regarding our financial forecasts for the first quarter of fiscal year 2014, and (b) the expected dilutive effect from our outstanding convertible notes (as well as our expectations regarding the hedging thereof). These forward-looking statements involve risks and uncertainties. Actual results may differ materially from our statements for a variety of reasons, including general economic and market conditions, such as the global macroeconomic environment and the continuing deliberations regarding future tax and fiscal policy in the U.S., and matters specific to our business such as customer demand for and acceptance of our products and services. These and other equally important factors are described in reports and documents that we file from time to time with the Securities and Exchange Commission (SEC), including the factors described under the sections titled “Risk Factors” in our most recently submitted Annual and Quarterly Reports on Forms 10-K and 10-Q, respectively. We disclaim any obligation to update information contained in these forward-looking statements whether as a result of new information, future events, or otherwise.

All numbers herein are stated in accordance with U.S. Generally Accepted Accounting Principles (GAAP) unless indicated otherwise. To see the reconciling items between the non-GAAP and GAAP financial information, refer to the tables at the end of this document, as well as in our press release and on our website.

Year over Year Overview

	FY2013	FY2012	Year/Year Change
Net Revenue	$6.33B	$6.23B	2%
Non-GAAP Gross Margin	60.7%	60.9%
Non-GAAP Operating Expenses	$2.87B	$2.69B	7%
Non-GAAP Income from Operations	$0.97B	$1.11B	-13%
Non-GAAP Operating Margin	15.3%	17.8%
Non-GAAP Net Income per Share, Diluted	$2.28	$2.41	-5%

Q4 Fiscal Year 2013

Revenue
	Q4 FY13 Revenue	% of Q4 FY13 Net Revenue	Sequential Change1	Year/Year Change1
Product Revenue	$1,138M	66%	7%	-2%
Software Entitlements & Maintenance	$227M	13%	-1%	7%
Service	$352M	21%	3%	8%
Net Revenue	$1,717M	100%	5%	1%

Net revenue for the fourth quarter was $1,717 million, an increase of 5% sequentially and 1% year over year. Foreign currency fluctuations2 were immaterial on a sequential and year over year basis.

Product revenue of $1,138 million increased 7% sequentially and declined 2% year over year. Product revenue was 66% of net revenue in Q4, compared to 65% in the prior quarter.

Revenue from software entitlements and maintenance (SEM), which is a deferred revenue element and recognized over the related contract period, was $227 million or 13% of revenue. SEM revenue declined 1% sequentially and grew 7% year over year.

Service revenue was $352 million, an increase of 3% sequentially and 8% year over year. Service revenue was 21% of net revenue in the fourth quarter, about the same as the prior quarter.
●	Revenue from hardware maintenance support contracts, which is also a deferred revenue element, comprised 75% of our service revenue this quarter and increased 3% sequentially and 17% year over year.
●	Professional services revenue was essentially flat from the prior quarter and decreased 12% year over year.

1 Sequential and year over year calculations are based upon prior results which can be found at investors.netapp.com
2 Foreign currency effects represent the changes in the average foreign exchange rates between the current period and the respective comparable period (or, in the case of deferred revenue, the exchange rate in effect when the transaction was invoiced), less current period net gains or losses on revenue hedging activities.

Branded and OEM Revenue
	Q4 FY13 Revenue	% of Q4 FY13 Net Revenue	Sequential Change1	Year/Year Change1
Branded Revenue	$1,551M	90%	9%	3%
OEM Revenue	$165M	10%	-19%	-18%
Net Revenue	$1,717M	100%	5%	1%

Branded revenue includes revenue from all products and services sold directly by us or our partners under the NetApp brand, including NetApp branded E-Series products and solutions. Our OEM revenue comprises revenue from the sale of our products by other companies under their brands and includes revenue from IBM, Fujitsu, and other E-Series OEM relationships.

Gross Margin
	Q4 FY13	Q3 FY13	Q4 FY12
Non-GAAP Gross Margin	61.3%	60.4%	59.6%
Product	55.8%	53.1%	52.9%
S/W Entitlements & Maintenance	96.7%	96.8%	96.8%
Service	56.2%	58.7%	59.2%

Operating Expenses
	Q4 FY13	Q3 FY13	Q4 FY12
Non-GAAP Operating Expenses	$761M	$707M	$709M

Non-GAAP operating expenses of $761 million increased 8% sequentially and 7% year over year. Q4 non-GAAP operating expenses were 44% of net revenue, compared to 43% in Q3.

Our global headcount increased to approximately 13,060 at the end of Q4, up from approximately 13,020 at the end of Q3.

GAAP operating expenses included approximately $59 million in stock-based compensation and approximately $7 million in amortization of intangible assets.

Income from Operations, Other Income & Effective Tax Rate
	Q4 FY13	Q3 FY13	Q4 FY12
Non-GAAP Income from Operations	$291M	$278M	$305M
% of Net Revenue	17.0%	17.1%	17.9%
Non-GAAP Other Income, Net	$1M	$3M	$7M
Non-GAAP Income Before Income Taxes	$292M	$281M	$312M
Non-GAAP Effective Tax Rate	13.4%	13.6%	19.0%

Non-GAAP income from operations was $291 million, an increase of 5% sequentially and a decrease of 5% year over year. Non-GAAP operating margin was 17% of Q4 net revenue.

Non-GAAP other income, net was $1 million. GAAP other expenses, net includes non-cash interest expense of approximately $16 million associated with our convertible notes.

Non-GAAP income before income taxes was $292 million, or 17.0% of net revenue in Q4, compared to 17.2% of net revenue in the prior quarter and 18.3% of net revenue in Q4 last year. Our Q4 non-GAAP effective tax rate was 13.4%.

Net Income
	Q4FY13	Q3 FY13	Q4 FY12
Non-GAAP Net Income	$253M	$243M	$252M
Weighted Average Common Shares Outstanding, Diluted	368M	365M	382M
Non-GAAP Net Income per Share, Diluted	$0.69	$0.67	$0.66

Non-GAAP net income was $253 million, or $0.69 per share. GAAP net income was $174 million, or $0.47 per share. Our diluted share count was approximately 368 million shares, an increase of approximately 3 million shares from the prior quarter.

Impact of Convertible Note Transaction on Share Count
	Q4 FY13	Q3 FY13	Q4 FY12
Convertible Notes3	3M	--M	10M
Warrants	--	--	1M

For Q4, diluted share count was approximately 368 million. With an average share price of $34.67 during our fourth quarter, the convertible notes had an impact of 3 million shares on our share count, assuming full conversion of all the notes at that per share price. Since the average stock price was below the $41.28 conversion price of the warrants, there was no share count impact from the warrants this quarter.

3 80% hedged on maturity or conversion of the convertible notes.

Prior to the maturity and conversion of our convertible debt on June 1, 2013, whenever the average quarterly share price is above the notes’ $31.85 conversion price, our convertible notes will have a dilutive impact on our net income per share. We expect the dilutive effect from the notes will be 80% hedged, although the hedge will not be reflected in our share count until the notes are converted or mature in June 2013, as the hedge is considered anti-dilutive under GAAP. If the notes had been converted in Q4, the hedge would have reduced our share count by approximately 2 million shares. Unlike the notes, the warrants are not hedged and are dilutive whenever the average quarterly stock price is above $41.28.

Select Balance Sheet Items
	Q4 FY13	Q3 FY13	Q4 FY12
Cash, Cash Equivalents & Investments	$6.95B	$6.72B	$5.40B
Deferred Revenue	$3.01B	$2.88B	$2.82B
DSO (days)4	42	35	44
Inventory Turns5	19.1	14.9	17.0

Cash, cash equivalents and short-term investments totaled $6.95 billion at the end of Q4, an increase of $229 million from Q3 and $1.6 billion from Q4 last year. The increase from Q4 last year reflects net proceeds of $994 million from our December 2012 issuance of senior notes. Of our cash, cash equivalents and investment balance, 49% was held in the U.S. At the end of Q4, total deferred revenue balance was $3.01 billion, up $134 million from Q3 and up $194 million from Q4 last year.

Select Cash Flow Statement Items
	Q4 FY13	Q3 FY13	Q4 FY12
Net Cash Provided by Operating Activities	$456M	$365M	$583M
Purchases of Property and Equipment	$64M	$111M	$124M
Free Cash Flow6	$392M	$254M	$458M
Free Cash Flow as % of Total Revenue	23%	16%	27%

Net cash provided by operating activities was $456 million, an increase of 25% sequentially and a decrease of 22% year over year. Capital expenditures were $64 million. Free cash flow totaled $392 million or 23% of revenue.

4 Days sales outstanding are defined as accounts receivable net divided by net revenue, multiplied by the number of days in the quarter.
5 Inventory turns are defined as annualized non-GAAP cost of revenues divided by net inventories.
6 Free cash flow is a non-GAAP financial measure and is defined as net cash provided by operating activities less purchases of property and equipment.

Q1 FY14 Outlook
Q1 FY14 Outlook
Revenue	$1.475 - $1.575B -14% to -8% sequential change 2% to 9% year over year growth
Share Count	367M
Non-GAAP Net Income per Share, Diluted	$0.45 - $0.50
GAAP Net Income per Share, Diluted	$0.13 - $0.18

This outlook is based on current business expectations, market conditions, normal slower seasonality of the first quarter and continued uncertainty in the macroeconomic environment. Dilutive share count includes the estimated impact of our convertible notes and warrants, calculated based upon our average stock price of $35.11 for the first 10 trading days of our first quarter of fiscal 2014. We estimate share count for the first quarter of fiscal year 2014 will decrease slightly to approximately 367 million shares, including an estimated 2 million shares from our outstanding convertible notes. Diluted share count does not include our outstanding note hedge conversion for the period prior to the conversion, which is expected to offset approximately 2 million shares when the conversion or maturity occurs on June 1, 2013.

Other Business Metrics

Geographic Mix
	% of Q4 FY13 Revenue	Q4 FY13 Revenue	Year/Year Change
Americas	57%	$971M	1%
Americas Commercial	43%	$744M	4%
U.S. Public Sector	13%	$227M	-10%
EMEA	30%	$523M	0%
Asia Pacific	13%	$222M	5%

Americas contributed $971 million or 57% of revenue, an increase of 10% sequentially and 1% year over year. The Americas includes U.S. commercial sector and U.S. public sector. The U.S. commercial sector contributed $744 million or 43% of revenue, an increase of 9% sequentially and 4% year over year. The U.S. public sector generated $227 million or 13% of revenue, an increase of 13% from the prior quarter and a decrease of 10% year over year. EMEA contributed $523 million or 30% of total revenue, a decrease of 1% sequentially and flat year over year. Asia Pacific generated $222 million or 13% of revenue, an increase of 2% from the prior quarter and 5% year over year.

Pathways Mix
	% of Q4 FY13 Revenue	% of Q3 FY13 Revenue	% of Q4 FY12 Revenue
Direct	19%	19%	21%
Indirect Pathways	81%	81%	79%
Arrow	21%	18%	18%
Avnet	16%	15%	13%
OEM Customers	10%	12%	12%

Direct revenue was 19% of Q4 revenue, an increase of 4% sequentially and a decrease of 12% year over year. Indirect pathways represented 81% of this quarter’s revenue, an increase of 6% sequentially and 4% year over year on a dollar basis.

Within the indirect pathways, Arrow accounted for 21% of Q4 revenues and Avnet contributed 16% of this quarter’s revenue. Q3 customer revenues have been revised slightly from those previously reported to account for the changes in customers’ legal structures.  Revenue from OEM customers was 10% of net revenue.

Capacity Trends
(in Petabytes)	Q4 FY12	Q1 FY13	Q2 FY13	Q3 FY13	Q4 FY13
Fibre Channel	43	47	30	27	15
ATA	751	646	692	731	828
SAS	391	256	283	339	394
Total	1,185	949	1,005	1,097	1,237

In Q4, we shipped over 1.2 exabytes of storage, an increase of 13% sequentially and 4% year over year.

Additional Information

For more detailed information about our solutions, corporate strategy and our go-to-market initiatives, please visit our website at http://investors.netapp.com

NetApp Usage of Non-GAAP Financials

The Company refers to the non-GAAP financial measures cited above in making operating decisions because they provide meaningful supplemental information regarding the Company's ongoing operational performance. Non-GAAP net income excludes the amortization of intangible assets, stock-based compensation expenses, acquisition related income and expenses, restructuring and other charges, asset impairments, non-cash interest expense associated with our debt, net losses or gains on investments, and our GAAP tax provision, but includes a non-GAAP tax provision based upon our projected annual non-GAAP effective tax rate for the first three quarters of the fiscal year and an actual non-GAAP tax provision for the fourth quarter of the fiscal year. We have excluded these items in order to enhance investors’ understanding of our ongoing operations. The use of these non-GAAP financial measures has material limitations because they should not be used to evaluate our company without reference to their corresponding GAAP financial measures. As such, we compensate for these material limitations by using these non-GAAP financial measures in conjunction with GAAP financial measures.

These non-GAAP financial measures are used to: (1) measure company performance against historical results, (2) facilitate comparisons to our competitors’ operating results, and (3) allow greater transparency with respect to information used by management in financial and operational decision making. In addition, these non-GAAP financial measures are used to measure company performance for the purposes of determining employee incentive plan compensation. We have historically reported similar non-GAAP financial measures to our investors and believe that the inclusion of comparative numbers provides consistency in our financial reporting at this time.

Non-GAAP to GAAP Reconciliation

NETAPP, INC.
RECONCILIATION OF NON-GAAP AND GAAP
IN THE CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except net income per share amounts)
(Unaudited)

	Three Months Ended			Year Ended
	April 26, 2013	January 25, 2013	April 27, 2012	April 26, 2013	April 27, 2012

SUMMARY RECONCILIATION OF NET INCOME
NET INCOME	$173.8	$158.1	$180.7	$505.3	$605.4

Adjustments:
Amortization of intangible assets	21.5	21.4	21.4	85.8	89.0
Stock-based compensation	65.1	67.3	59.8	276.6	257.6
Acquisition-related expense	-	1.7	2.4	1.7	17.8
Non-cash interest expense	16.2	15.3	14.2	60.2	52.9
Gain on investments	-	(0.7)	(0.6)	(0.7)	(1.3)
Income tax effect of non-GAAP adjustments	(24.1)	(20.4)	(25.5)	(88.3)	(95.2)

NON-GAAP NET INCOME	$252.5	$242.7	$252.4	$840.6	$926.2

DETAILED RECONCILIATION OF SPECIFIC ITEMS:

COST OF REVENUES	$684.3	$665.2	$707.5	$2,571.3	$2,519.8
Adjustments:
Amortization of intangible assets	(14.1)	(13.9)	(14.0)	(55.9)	(55.8)
Stock-based compensation	(5.8)	(6.2)	(5.3)	(25.5)	(23.2)
Acquisition-related expense	-	-	-	-	(5.4)

NON-GAAP COST OF REVENUES	$664.4	$645.1	$688.2	$2,489.9	$2,435.4

COST OF PRODUCT REVENUES	$517.9	$512.5	$564.0	$1,959.9	$1,979.9
Adjustments:
Amortization of intangible assets	(13.5)	(13.9)	(14.0)	(55.3)	(55.8)
Stock-based compensation	(1.4)	(1.4)	(1.3)	(6.1)	(5.4)
Acquisition-related expense	-	-	-	-	(5.4)

NON-GAAP COST OF PRODUCT REVENUES	$503.0	$497.2	$548.7	$1,898.5	$1,913.3

COST OF SERVICE REVENUES	$159.0	$145.4	$136.7	$583.1	$516.0
Adjustment:
Stock-based compensation	(4.4)	(4.8)	(4.0)	(19.4)	(17.8)
Amortization of intangible assets	(0.6)	-	-	(0.6)	-

NON-GAAP COST OF SERVICE REVENUES	$154.0	$140.6	$132.7	$563.1	$498.2

GROSS PROFIT	$1,032.2	$964.9	$995.0	$3,761.1	$3,713.4
Adjustments:
Amortization of intangible assets	14.1	13.9	14.0	55.9	55.8
Stock-based compensation	5.8	6.2	5.3	25.5	23.2
Acquisition-related expense	-	-	-	-	5.4

NON-GAAP GROSS PROFIT	$1,052.1	$985.0	$1,014.3	$3,842.5	$3,797.8

SALES AND MARKETING EXPENSES	$510.2	$493.5	$478.1	$1,974.8	$1,864.0
Adjustments:
Amortization of intangible assets	(7.4)	(7.5)	(7.4)	(29.8)	(33.0)
Stock-based compensation	(30.4)	(31.9)	(29.5)	(132.2)	(126.0)

NON-GAAP SALES AND MARKETING EXPENSES	$472.4	$454.1	$441.2	$1,812.8	$1,705.0

RESEARCH AND DEVELOPMENT EXPENSES	$243.4	$215.6	$221.6	$904.2	$828.2
Adjustments:
Amortization of intangible assets	-	-	-	(0.1)	(0.2)
Stock-based compensation	(20.3)	(20.8)	(17.1)	(84.1)	(74.1)
Acquisition-related expense	-	-	-	-	(2.6)

NON-GAAP RESEARCH AND DEVELOPMENT EXPENSES	$223.1	$194.8	$204.5	$820.0	$751.3

NETAPP, INC.
RECONCILIATION OF NON-GAAP AND GAAP
IN THE CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except net income per share amounts)
(Unaudited)

	Three Months Ended			Year Ended
	April 26, 2013	January 25, 2013	April 27, 2012	April 26, 2013	April 27, 2012

GENERAL AND ADMINISTRATIVE EXPENSES	$74.2	$66.2	$71.5	$272.6	$264.9
Adjustment:
Stock-based compensation	(8.6)	(8.4)	(7.9)	(34.8)	(34.3)

NON-GAAP GENERAL AND ADMINISTRATIVE EXPENSES	$65.6	$57.8	$63.6	$237.8	$230.6

ACQUISITION-RELATED EXPENSE	$-	$1.7	$2.4	$1.7	$9.8
Adjustment:
Acquisition-related expense	-	(1.7)	(2.4)	(1.7)	(9.8)

NON-GAAP ACQUISITION-RELATED EXPENSE	$-	$-	$-	$-	$-

OPERATING EXPENSES	$827.8	$777.0	$773.6	$3,153.3	$2,966.9
Adjustments:
Amortization of intangible assets	(7.4)	(7.5)	(7.4)	(29.9)	(33.2)
Stock-based compensation	(59.3)	(61.1)	(54.5)	(251.1)	(234.4)
Acquisition-related expense	-	(1.7)	(2.4)	(1.7)	(12.4)

NON-GAAP OPERATING EXPENSES	$761.1	$706.7	$709.3	$2,870.6	$2,686.9

INCOME FROM OPERATIONS	$204.4	$187.9	$221.4	$607.8	$746.5
Adjustments:
Amortization of intangible assets	21.5	21.4	21.4	85.8	89.0
Stock-based compensation	65.1	67.3	59.8	276.6	257.6
Acquisition-related expense	-	1.7	2.4	1.7	17.8

NON-GAAP INCOME FROM OPERATIONS	$291.0	$278.3	$305.0	$971.9	$1,110.9

TOTAL OTHER EXPENSE, NET	$(15.5)	$(12.1)	$(6.9)	$(41.2)	$(34.1)
Adjustment:
Non-cash interest expense	16.2	15.3	14.2	60.2	52.9
Gain on investments	-	(0.7)	(0.6)	(0.7)	(1.3)

NON-GAAP TOTAL OTHER INCOME, NET	$0.7	$2.5	$6.7	$18.3	$17.5

INCOME BEFORE INCOME TAXES	$188.9	$175.8	$214.5	$566.6	$712.4
Adjustments:
Amortization of intangible assets	21.5	21.4	21.4	85.8	89.0
Stock-based compensation	65.1	67.3	59.8	276.6	257.6
Acquisition-related expense	-	1.7	2.4	1.7	17.8
Non-cash interest expense	16.2	15.3	14.2	60.2	52.9
Gain on investments	-	(0.7)	(0.6)	(0.7)	(1.3)

NON-GAAP INCOME BEFORE INCOME TAXES	$291.7	$280.8	$311.7	$990.2	$1,128.4

PROVISION FOR INCOME TAXES	$15.1	$17.7	$33.8	$61.3	$107.0
Adjustment:
Income tax effect of non-GAAP adjustments	24.1	20.4	25.5	88.3	95.2

NON-GAAP PROVISION FOR INCOME TAXES	$39.2	$38.1	$59.3	$149.6	$202.2

NET INCOME PER SHARE	$0.472	$0.434	$0.473	$1.373	$1.575

Adjustments:
Amortization of intangible assets	0.058	0.059	0.056	0.233	0.232
Stock-based compensation	0.177	0.184	0.157	0.752	0.670
Acquisition-related expense	-	0.005	0.006	0.004	0.046
Non-cash interest expense	0.044	0.042	0.037	0.164	0.138
Gain on investments	-	(0.002)	(0.001)	(0.002)	(0.003)
Income tax effect of non-GAAP adjustments	(0.065)	(0.057)	(0.067)	(0.240)	(0.248)

NON-GAAP NET INCOME PER SHARE	$0.686	$0.665	$0.661	$2.284	$2.410

Reg G Schedule

NETAPP, INC.
RECONCILIATION OF NON GAAP GUIDANCE TO GAAP
EXPRESSED AS EARNINGS PER SHARE
FIRST QUARTER 2014
(Unaudited)

First Quarter
2014

Non-GAAP Guidance - Net Income Per Share	$0.45 - $0.50

Adjustments of Specific Items to
Net Income Per Share for the First
Quarter 2014:

Amortization of intangible assets	(0.04)
Stock-based compensation expense	(0.18)
Restructuring & other charges	(0.15)
Non-cash interest expense	(0.02)
Income tax effect	0.07
Total Adjustments	(0.32)

GAAP Guidance - Net Income Per Share	$0.13 - $0.18